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               LAW OFFICES                                 BALTIMORE, MD
    BALLARD SPAHR ANDREWS & INGERSOLL                       CAMDEN, NJ
      1735 MARKET STREET, 51ST FLOOR                        DENVER, CO
  PHILADELPHIA, PENNSYLVANIA 19103-7599                   HARRISBURG, PA
         TELEPHONE:  215-665-8500                       SALT LAKE CITY, UT
            FAX:  215-864-8999                             WASHINGTON, DC
         LAWYERS@BALLARDSPAHR.COM





                                                    February 21, 1997

AIM Funds Group
Eleven Greenway Plaza
Suite 1919
Houston, Texas  77046

                 RE:      RULE 24f-2 NOTICE FOR AIM FUNDS GROUP
                          SECURITIES ACT FILE NO. 2-27334

Gentlemen:

                 We have acted as counsel to AIM Funds Group (the "Fund"), a Delaware business trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as an open-end management, series investment company.

                 We have been informed that a registration statement on Form N-1A, as amended ("Registration Statement") relating to an indefinite number of shares of beneficial interest in the Fund ("Shares") has been filed with the Securities and Exchange Commission under the Securities Act of 1933 (Securities Act File No. 2-27334).

                 We further understand that, pursuant to the provisions of Rule 24f-2, the Fund is filing with the Securities and Exchange Commission a notice ("Notice") making definite the registration of such shares sold in reliance on Rule 24f-2 for the fiscal year ended December 31, 1996. Specifically, we have been informed by the Fund that a total of 6,758,459,997 Shares (representing interests in series portfolios existing during such fiscal year) were issued from time to time during such fiscal year under Prospectuses which were included as part of the Registration Statement. The Fund has requested our opinion in connection with the filing of such Notice, for inclusion in such filing.

                 In connection with our giving of this opinion, we have examined a copy of the Fund's Agreement and Declaration of Trust, as amended, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents as we have deemed necessary or advisable for purposes of this opinion.
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AIM Funds Group
February 21, 1997
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As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Fund.

                 Based upon the foregoing, we are of the opinion that the 6,758,459,997 Shares issued by the Fund during its fiscal year ended December 31, 1996, including those Shares whose registration the Notice makes definite in number, were, when issued for payment as described in the Fund's Prospectuses referred to above, legally issued, fully paid and non-assessable by the Fund.

                 Both the Delaware Business Trust Act and the Fund's Agreement and Declaration of Trust, as amended (the "Trust Agreement"), provide that shareholders of the Fund shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware business trust may be held personally liable for that trust's obligations to the extent that the courts of another state which does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of Fund property for all loss and expense of any shareholder held personally liable for the obligations of the Fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which the Fund itself is unable to meet its obligations and the express disclaimer of shareholder liabilities is determined not to be effective.



                                        Very truly yours,

                                        /s/ BALLARD SPAHR ANDREWS & INGERSOLL

                                        Ballard Spahr Andrews & Ingersoll